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                                                                     EXHIBIT 2.1

                             NETWORK EXPRESS, INC.
                              DISCLOSURE SCHEDULE

                                     INDEX

Schedule No.        Title
- ------------        -----
   2.1              Subsidiaries
   2.3              Capitalization
   2.5(a)           Agreements
   2.5(b)           Breaches
   2.5(c)           Conflicts with Transaction Agreement
   2.6(a)           Compliance
   2.6(b)           Company Permits
   2.7              Company SEC Reports
   2.8              Certain Changes of Events
   2.9              Liabilities
   2.10             Litigation
   2.11(a)          Employee Benefit Plans
   2.11(b)          Retiree Benefits
   2.11(c)          Options and Other Rights
   2.11(d)          Employment Agreements
   2.12             Labor Matters
   2.14             Restrictions on Business Activities
   2.15             Title to Property
   2.16(b)          Taxes
   2.17             Environmental Matters
   2.18(b)          Intellectual Property
   2.18(c)          Use of Intellectual Property
   2.18(d)          Intellectual Property Claims
   2.19             Interested Party Transactions
   2.24             Change in Control Payments
   2.25             Expenses


                            CABLETRON SYSTEMS, INC
                              DISCLOSURE SCHEDULE

Schedule No.        Title
- ------------        ------

   3.3              Capitalization

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                                   EXHIBITS
                                   --------

         5.6         Form of Rule 145 Letter

         6.2(i)(1)   List of Employees that the Registrant intends to sign to
                     employment agreements

         6.2(i)(2)   List of Additional Employees that the Registrant intends
                     to sign to employment agreements